SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2002

               BASIC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-27635	84-1446622
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

7318 Point of Rocks Road, Sarasota, Florida 34242
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 928-5110

1026 West Main Street, Suite 104, Lewisville, Texas 75067
(Former name or former address, if changed since last report)

ITEM 4.       CHANGES IN REGISTRANT'S INDEPENDENT PUBLIC ACCOUNTANTS

       Effective November 26, 2002, the Company's Board of Directors approved a change in the Company's independent accountant. The independent account who resigned as of November 25, 2002 and had been previously engaged as the principal accountant to audit the Company's financial statements was David S. Hall, P.C.. The audit reports of David S. Hall, P.C. on the consolidated financial statements of the Company as of and for the years ended June 30, 2002, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles except that the reports of David S. Hall, P.C. contained a going concern emphasis paragraph.

       In connection with the audits of the Company's financial statements for the fiscal years ended June 30, 2002, 2001 and 2000, and in connection with the subsequent interim period up to the date of dismissal, there were no disagreements with David S. Hall, P.C. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of David S. Hall, P.C., would have caused David S. Hall, P.C. to make reference to the matter in their report. David S. Hall, P.C. has not reported on financial statements for any subsequent periods after June 30, 2002.

       The Company has retained the accounting firm of Cordovano & Harvey to serve as the Company's independent accountant to audit the Company's financial statements. Prior to its engagement as the Company's independent accountant, Cordovano & Harvey had not been consulted by the Company either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements or on any matter that was the subject of any prior disagreement between the Company and its previous certifying accountant. The engagement of Cordovano & Harvey was effective on November 26, 2002.

       The Company has provided a copy of the foregoing disclosures to David S. Hall, P.C. and has requested that David S. Hall, P.C. furnish it with a letter addressed to the Commission stating whether it agrees with the above statements.

ITEM 7:       EXHIBITS
(c)	Exhibit
Item	Title
18.0

Pursuant to Item 304(a)(3) of Regulation S-B, Section 228.304(a)(3) of the Regulations under the Securities Exchange Act of 1934, as amended, the Registrant should furnish the letter of David S. Hall, P.C., former accountants to the Company, within ten (10) days.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BASIC TECHNOLOGIES, INC.
Date: November 27, 2002	By: /s/ Gary L. Brown Gary L. Brown, President